                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


        We hereby consent to the use in Amendment No. 5 to Registration Statement on Form S-1 of Conserver Corporation of America (File #333-16571) of our report dated September 27, 1996 (November 19, 1996 with respect to Notes A,[1]-A[5], E, H[2] and J,and April 9, 1997 with respect to Note A[6]), relating to the financial statements of Conserver Corporation of America, and to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Richard A. Eisner & Company LLP
-----------------------------------

New York, New York
May 29, 1997